SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


        Date of Report (Date of earliest event reported):  July 10, 2001


                                  VSOURCE, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)



     Delaware                        000-30326                 77-0557617
     --------                        ---------                 ----------
(State of incorporation)            (Commission             (I.R.S. Employer
                                    File Number)          Identification Number)



           5740 Ralston Street, Suite 110, Ventura, California  93003
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code:  (805) 677-6720
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Item  4.  Changes  in  Registrant's  Certifying  Accountant

          Vsource, Inc., a Delaware corporation (the "Company"), received a letter of resignation dated July 10, 2001, from Grant Thornton LLP ("Grant Thornton"), the principal accountant which audited the Company's financial statements. None of Grant Thornton's reports on the financial statements of the Company for the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles. During neither of the Company's past two fiscal years and any subsequent period preceding the resignation there were any disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

          Grant Thornton's resignation followed an action by the Company's board of directors selecting a new accounting firm which will be announced when its engagement is executed by both parties.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            VSOURCE,  INC.



Date:  July 17, 2001                        By:   /s/  Sandford T. Waddell
                                                  --------------------------
                                                  Sandford  T.  Waddell
                                                  Chief  Financial  Officer


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